Exhibit 31.02

CERTIFICATIONS

I, Peter D. Hancock, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American International Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2017

/s/ Peter D. Hancock
Peter D. Hancock
President and Chief Executive Officer

CERTIFICATIONS

I, Siddhartha Sankaran, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American International Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2017

/s/ Siddhartha Sankaran
Siddhartha Sankaran
Executive Vice President and Chief Financial Officer